ASSET PURCHASE AND SALE AGREEMENT

This Asset Purchase and Sale Agreement (this “Agreement”) is made and entered into effective March 14, 2013 (the “Effective Date”) in Carson City, Nevada by and between DESERT DISCOVERIES, LLC, a Nevada domestic limited liability company, c/o Rutledge Law Center Ltd., 320 North Carson Street, Carson City, Nevada 89701 (“Buyer”), and american liberty petroleum Corp., a Nevada domestic corporation, 4900 California Ave, Tower B-210, Bakersfield, California 93309 (“Seller”). Buyer and Seller are the only parties to this Agreement and are at times referred to herein singly as a “Party” and collectively as the “Parties”.

BACKGROUND

A.	Buyer owns a certain right, title and interest in and to those oil and gas leases issued by the United States Department of the Interior’s Bureau of Land Management (“BLM”) and more specifically described in Exhibit A hereto (singly and collectively, the “Leases”) as well as an interest in any and all improvements, tenements, hereditaments (including rights of ingress and egress to, through, and over the Leases), and appurtenances thereunto belonging or in any way appertaining, if and as applicable (collectively, the “ITHA”), as well as any and all claims, deposits, prepayments, refunds, causes of action, rights of recovery, rights of set off, and rights of recoupment concerning the Leases (collectively, “Collection Rights”), any and all approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments or governmental agencies regarding the Leases (collectively, “Consents”), and any and all personal property physically on and/or pertaining to the Leases, including geological reports and data prepared by the Seller’s consultants (the “Other Personal Property”). Collectively, the Leases, ITHA, Collection Rights, Consents and Other Personal Property are referred to herein as the “Acquired Assets”.

B.	The Lease identified on Exhibit A as BLM Lease Serial No. NVN-59901, referred to herein as the “Cortez Lease”, is covered by that certain Operating Agreement (the “Cortez JOA”) dated as of August 2, 2011 among Independence Drilling, LLC, a Nevada limited liability company (the “Operator”), Buyer, Cortez Exploration, LLC, a Nevada limited liability company (“Cortez”), Punto De Luz, LLC, a Nevada limited liability company (“Punto”), Edward Traub, an individual (“Traub”), and Seller. The Leases identified on Exhibit A as BLM Lease Serial No. NVN-090504 and NVN-086972 , referred to herein as the “Gabbs Leases”, are covered by that certain Operating Agreement (the “Gabbs JOA”) dated as the August 2, 2011 among Independence Drilling, LLC, a Nevada limited liability company (the “Operator”), Buyer, Seller and Traub.

C.	Seller wishes to assign the Leases to Buyer, and Buyer wishes to accept an assignment of the Leases from Seller, but reserving unto Seller, and excepting from said assignment, a two percent (2%) overriding royalty interest in and to each of the Leases, and subject to the other terms and conditions described in this Agreement.

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AGREEMENT

In consideration of this Agreement’s covenants and undertakings, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           CONVEYANCE. At Closing (as defined in Section 3 below), Seller will assign to Buyer all of Seller’s right, title and interest in and to any and all of the Acquired Assets, but there shall be reserved unto Seller, and excepted from said assignment, a two percent (2%) overriding royalty interest in and to each of the Leases (the “2% ORRI”). The forms of Assignment of Record Title to Interest to the Leases to be executed by Seller and Buyer at closing is attached hereto as Exhibit B.

2.           AMENDMENTS TO JOINT OPERATING AGREEMENTS. At Closing, the Cortez JOA and Gabbs JOA will be amended as follows:

2.1          The Gabbs JOA. At Closing, Seller and Buyer shall execute and deliver, and Buyer shall cause each of the other parties to the Gabbs JOA to execute and deliver, an amendment to the Gabbs JOA in the form attached hereto as Exhibit C, by which, amongst other things, (i) the Gabbs Leases will be removed from the JOA, and (ii) Seller shall be released of any obligations under the JOA with respect to the Gabbs Leases. The JOA will remain in effect as to the remaining Leases listed on Exhibit A to the Gabbs JOA.

2.2          The Cortez JOA. At Closing, Seller and Buyer shall execute and deliver, and Buyer shall cause each of the other parties to the Cortez JOA to execute and deliver, an amendment to the Cortez JOA in the form attached hereto as Exhibit D, by which, amongst other things, (i) Exhibit A to the Cortez JOA will be amended to reflect (a) the assignment of Seller’s working interest in the Cortez Lease to Buyer, (b) the 2% ORRI retained by Seller in the Cortez Lease, (ii) the withdrawal of Seller from the Cortez JOA and the release of Seller of any and all obligations under the Cortez JOA, and (iii) the assumption by Buyer of all of Seller’s obligations under the Cortez JOA.

3.           CLOSING. The purchase and sale that is provided for herein shall occur on the later of the Effective Date, or the date when the following have been satisfied (the “Closing”):

3.1.          Seller and Buyer shall execute and deliver to the other three (3) originals of the Assignment of Record Title to Interest to the Leases in the forms attached hereto as Exhibit B (the “Assignment”), and three (3) originals of the Bill of Sale and Assignment in the form attached hereto as Exhibit C (“the “Bill of Sale”).

3.2          Seller and Buyer shall execute and deliver, and Buyer shall cause each of the other parties to the Gabbs JOA to execute and deliver, an amendment to the Gabbs JOA in the form attached hereto as Exhibit D (the “Gabbs JOA Amendment”).

3.3          Seller and Buyer shall execute and deliver, and Buyer shall cause each of the other parties to the Cortez JOA to execute and deliver, an amendment to the Cortez JOA in the form attached hereto as Exhibit E (the “Cortez JOA Amendment”).

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3.4          Buyer and Seller will execute an Introduction Facilitation Agreement in the form attached hereto as Exhibit F.

4.           Seller representations and warranties. Seller represents and warrants to and for the benefit of Buyer that each of the following will be true, correct and complete on and as of Closing:

4.1          Authority. Seller has the full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

4.2          No Breach; Binding Effect. Neither the execution, nor the delivery of this Agreement nor the consummation of the transaction contemplated herein, conflicts with, or will result in a breach of, any agreement to which the Seller is a party, or by which Seller is bound.

4.3          Litigation. Seller is not a party to any litigation to which any of the Leases are or might be subject.

4.4          Title to the Leases. Except as set forth in the Gabbs JOA and Cortez JOA or as other disclosed to Buyer, Seller has not taken any action that would cause a lien or other encumbrance to be created on or against any of the Leases, and there are no outstanding options, warrants, rights or other agreements for the purchase or acquisition of any of Seller’s interest in the Leases.

4.6          Third Party Consents. Except for the consent of the other parties to the JOA and the Cortez JOA, and any required filings with the BLM related to the assignment of the Leases, the execution, delivery and performance of this Agreement by Seller does not require notice to, or the consent or approval of, any third party or governmental agency.

Except as set forth in the foregoing provisions of this Section 4, and notwithstanding anything to the contrary contained in the Assignment or otherwise provided by law or in equity, Seller makes no express or implied warranties or representations concerning the Leases and all express or implied warranties and representations concerning the Leases are expressly disclaimed in all respects.

5.           Buyer representations and warranties. Buyer represents and warrants to and for the benefit of Buyer that each of the following will be true, correct and complete on and as of Closing:

5.1          BLM Assignment Requirements. Buyer certifies as follows: (a) Buyer is a citizen of the United States; as association of such citizens; a municipality; or a corporation or limited liability company organized under the laws of the United States or of any State or territory thereof. For the assignment of NPR-A leases, assignee is a citizen, national, or resident alien of the United States or associations of such citizens, nationals, resident aliens or private, public or municipal corporations; (b) Buyer is not considered a minor under the laws of the State in which the lands covered by this assignment are located; (c) Buyer’s chargeable interests, direct and indirect, in each public domain and acquired lands separately in the same State, do not exceed 246,080 acres in oil and gas leases (of which up to 200,000 acres may be in oil and gas options), or 300,000 acres in leases in each leasing District in Alaska of which up to 200,000 acres may be in options, if this is an oil and gas lease issued in accordance with the Minerals Leasing Act of 1920, or 51,200 acres in any one State if this is a geothermal lease; (d) All parties holding an interest in the assignment are otherwise in compliance with the regulations (43 CFR Group 3100 or 3200) and the authorizing Acts; (e) Buyer is in compliance with reclamation requirements for all Federal oil and gas lease holdings as required by sec. 17(g) of the Mineral Leasing Act; and (f) Buyer is not in violation of sec. 41 of the Mineral Leasing Act.

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5.2          Other Party Approval. Buyer has obtained the consent and approval by all parties to the Cortez JOA and Gabbs JOA to all of the terms and conditions to the Gabbs JOA Amendment and the Cortez JOA Amendment.

6.          Indemnification.

6.1          Indemnification and Payment of Damages by Seller. Seller shall indemnify, defend and hold harmless Buyer from and against, and shall reimburse Buyer for, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees, consultants’ fees, and expert witness’ fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with any breach of any representation or warranty made by Seller herein, and/or any breach by Seller of any covenant or obligation provided for herein, the Assignment, the Gabbs JOA Amendment, and/or the Cortez JOA Amendment.

6.2          Indemnification and Payment of Damages by Buyer. Buyer shall indemnify, defend and hold harmless Seller from and against and will reimburse Seller for, and will pay to Seller the amount of, any Damages arising, directly or indirectly, from or in connection with any breach of any representation or warranty made by Buyer herein, and/or any breach by Buyer of any covenant or obligation provided for herein, the Assignment, the Gabbs JOA Amendment, and/or the Cortez JOA Amendment.

7.           GENERAL PROVISIONS

7.1          Miscellaneous. The above recitals and the exhibits referenced in this Agreement are hereby incorporated herein by this reference as though expressly set forth herein. When used in this Agreement, the terms defined herein when initially capitalized will have the meanings ascribed to them. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall collectively constitute one instrument. Facsimile, photocopied and scanned signatures bind the Parties and do not affect this Agreement’s validity. Neither Party is an agent, partner, or joint venturer with the other Party for any purpose. The Parties have no authority to assume or create any obligation for or on behalf of the other Party, whether express or implied. This Agreement’s title, headings (and parenthetical references thereto) and terms used to refer to the Parties are for reference only and do not define, limit, construe or describe this Agreement’s scope or extent. All decisions to be made by a Party hereunder shall be at such Party’s sole and arbitrary discretion, except as otherwise expressly provided for herein. This Agreement shall be construed fairly with no inference drawn against the drafting Party. Any provision herein that may reasonably be interpreted as being intended by the Parties to survive this Agreement’s termination or expiration shall do so.

7.2          Governing Law; Jurisdiction / Venue. This Agreement will be exclusively interpreted, construed and enforced in a state court in Carson City, Nevada under Nevada law (without reference to its choice of law rules). Except as may otherwise be provided herein, no action by any Party against another for breach hereof will be limited to breach of contract remedies. The Parties hereby consent to such venue, governing law, and the jurisdiction of such court.

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7.3          Entire Agreement. This Agreement sets forth the Parties’ entire agreement and understandings relating to the subject matter herein and merges and supersedes all of the Parties’ prior agreements, writings and understandings. This Agreement (and any waiver of any rights herefrom) shall not be amended or modified unless in a writing signed by the Parties.

7.4          Legal Expenses. The prevailing Party in any legal action brought by one Party against another (and relating hereto) shall be entitled, in addition to all other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys’ and expert witness fees and expenses.

7.5          Benefit. This Agreement binds (and inures to the benefit of) the Parties, and the Parties’ respective heirs, assigns, successors, and legal representatives, subject to any and all assignment restrictions set forth herein. Nevertheless, this Agreement is not a third party beneficiary contract and is not for any third party’s benefit (and no third party shall have any claim or right of action hereunder).

7.6          Severability / Waiver. If any term hereof is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, shall remain in force and effect as if such invalid or unenforceable term was not included. No delay, omission, or failure to exercise any right or remedy provided for herein shall be deemed to be a waiver thereof or an acquiescence in the event giving rise to such remedy (but every such right or remedy may be exploited as the Party exercising it deems expedient).

7.7          Assignment. This Agreement (and/or the respective rights and obligations arising herefrom) shall not be assigned or transferred by either Party, or to or by any third party (including by court order, operation of law, merger, statute, regulation, ordinance or otherwise) without the other Party’s prior express written consent. Any attempt by a Party to assign this Agreement will be ineffective.

7.8          Further Actions. The Seller hereby agrees that from time to time, if and when requested by the Buyer, the Seller shall execute and deliver, or cause to be executed and delivered, such documents and instruments, and shall take, or cause to be taken, such further actions as may be reasonably necessary to carry out the purpose and intent of this Agreement.

7.8          Notice. Any notice given hereunder shall be in writing and effective upon confirmed delivery to the appropriate Party by personal delivery, recognized overnight delivery service, or by registered or certified mail, return receipt requested, at/to the respective Party’s address set forth at the beginning of this Agreement (or at/to such other address as a Party may provide by written notice to the other Party from time to time).

7.9          Independent Investigation. Each Party has: independently evaluated the desirability of entering into this Agreement and is not relying on any representation, guarantee or statement not set forth herein; and has been afforded the opportunity to seek legal counsel with regards to its rights and obligations and has consulted or refused such counsel, and accordingly negotiated this Agreement.

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7.10          Execution. Each Party has executed this Agreement by its duly authorized representative and acknowledges that it understands and agrees to be bound by it.

DESERT DISCOVERIES, LLC		AMERICAN LIBERTY PETROLEUM CORP.

By:	/s/ Patrick Fagen	/s/ Alvaro Vollmers
	High Sierra Exploration LLC, Manager	Alvaro Vollmers, President
By: Patrick A. Fagen, Manager

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Exhibit A

The Leases

a.	BLM Lease Serial No. NVN086972

T: 12N, R: 35E, Meridian: MDM, State: NV, County: Nye

Sec. 1, Lots 1-4, S2N2, S2;

Sec. 2, Lots 1-4, S2N2, S2;

Sec. 3, Lots 1-4, S2N2, S2;

Sec. 4, Lots 1-4, S2N2, S2.

b.	BLM Lease Serial No. NVN-59901

T: 12N, R: 34E, Meridian: MDM, State: NV, County: Nye

Sec. 001: S2N2, S2;

Sec. 001: Lots 1-4;

Sec. 012: PROT All;

Sec. 013: PROT All;

Sec. 024: PROT All;

Sec. 025: PROT All;

Sec. 036: PROT All.

c.	BLM Lease Serial No. NVN-090504

T: 0130N, R: 0350E, Meridian: MDM, State: NV, County: Nye

Sec. 013:  PROT All;

Sec. 016:  PROT NW;

Sec. 017:  PROT All;

Sec. 019:  PROT E2All.